UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): August 3, 2016

MMRGLOBAL, INC.
 (Exact Name of Registrant as Specified in Charter)

DELAWARE	000-51134	33-0892797
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

4401 WILSHIRE BLVD., SUITE 200 LOS ANGELES, CA 90010
(Address of Principal Executive Offices) (Zip Code)

(310) 476-7002
 (Registrant's telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07   Submission of Matters to a Vote of Security Holders.

On August 3, 2016, MMRGlobal, Inc. (the "Company") held its 2016 Annual Meeting of Stockholders (the "Annual Meeting"). The Company's stockholders were asked to consider and vote upon the following three proposals:

Proposal 1. To elect two (2) Class I directors to serve for a term of three (3) years, with such term expiring upon the 2019 Annual Meeting of Stockholders or until their respective successors are duly elected and qualified.

Proposal 2. To ratify the appointment of Rose Snyder & Jacobs as our independent registered public accounting firm for the fiscal year ending December 31, 2016.

Proposal 3. To approve our Executive Compensation.

The following sets forth detailed information regarding the voting results at the Annual Meeting:

Proposal No. 1:

Director:	For:	Withheld:	Not Voted:
Titus Day	126,780,957	1,016,409	28,322,737
Scott C. Kline	126,780,957	1,016,409	28,322,737

Proposal No. 2:
Votes For:	Votes Against:	Votes Abstaining:
156,120,103	0	0

Proposal No. 3:
Votes For:	Votes Against:	Votes Abstaining:
126,256,343	1,241,023	300,000

Item 7.01   Regulation FD Disclosure.

The following information is being "furnished" in accordance with General Instruction B.2. of Form 8-K and shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or otherwise subject to the liabilities of that section, nor shall it be deemed to be incorporated by reference in any filing under the Securities Act of 1933, as amended (the "Securities Act"), or the Exchange Act, except as expressly set forth by specific reference in such filing.

In connection with the "Q&A" period of the Company's 2016 Annual Meeting, the Company's CEO and Secretary discussed certain of the Company's business prospects, including the following:

               a.            Potential Zika Virus test distribution opportunity.  Certain of the Company's officers and directors are negotiating the terms of a possible exclusive license in a South American territory, and other first rights of refusal, of a newly created rapid result Zika virus in-home test created by a Southern California company (the "Manufacturer").  The potential opportunity was introduced through relationships established by Dr. Ivor Royston, a member of the Company's Board of Directors, our CEO, Robert Lorsch, and our Secretary, Scott Kline.  The Company's officers are not representing the Company with respect to the acquisition of the license, however are doing it based in part on assigning certain distribution rights to the Company if the license is obtained.  The potential transaction is still in the due diligence phase, specifically pertaining to the Manufacturer's relationship with the FDA. Notwithstanding the due diligence phase, a preliminary deal point memorandum has been signed by a California LLC that is controlled by Dr. Royston, provided however no definitive agreements have been executed by any of the parties or with the Company.  No assurances can be given that any agreements will be reached or that if such agreements are reached, that the Company would be able successful in taking advantage of such distribution rights.

               b.            License/Sale of Company Assets.   The Company has received a significant expression of interest from a major Nutritional Products organization with regard to licensing or purchasing all or a portion of the Company's Biotech Samples and other patient information from the Favrille FavId trials.  The Company believes that such assets have increasing significant value.  Notwithstanding this, no assurances can be given that any agreements will be reached regarding the license or sale of these assets on terms favorable to the Company, if at all.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MMRGLOBAL, INC.
August 5, 2016	By: /s/ Robert H. Lorsch Robert H. Lorsch Chief Executive Officer